SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of David Bonderman to the Board of Directors

On April 15, 2008, David Bonderman was elected to the Board of Directors (the “Board”) of Washington Mutual, Inc. (the “Company”) by the unanimous vote of the other members of the Board.  The Board also appointed Mr. Bonderman to the Finance and Corporate Development Committees of the Board.  Mr. Bonderman previously served on the Board from 1996-2002.

Mr. Bonderman is a founding partner of TPG Capital (“TPG”) and has served in that role since 1992.  Mr. Bonderman was elected to the Board as TPG’s designated director under the Investment Agreement, dated as of April 7, 2008, among the Company and investment vehicles managed by TPG (the “Investment Agreement”).  TPG investment vehicles purchased an aggregate of $2 billion in newly-issued securities from the Company under the Investment Agreement.  More information about the Investment Agreement and related matters is disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2008.   The Company is in the process of obtaining the necessary information to determine whether related-person transactions (as defined under SEC regulations) exist with respect to Mr. Bonderman.  As provided under SEC rules, the Company will file an amendment to this Form 8-K if it determines that any such transactions exist after obtaining and reviewing the appropriate information.

Resignation of Mary E. Pugh from the Board of Directors

On April 15, 2008, Mary E. Pugh resigned from the Board.  Ms. Pugh had served on the Board for nine years and served as Chair of the Board’s Finance Committee for three years.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2008, in connection with a routine, periodic review, the Board approved amendments to the Company’s bylaws to: (i) update the address of the Company’s principal place of business; (ii) clarify when the Board may fix a record date for a shareholder meeting or dividend payment; (iii) allow one-third of the directors rather than a majority to call special meetings of the Board; (iv) remove references to officer titles no longer used by the Company; (v) clarify that the Company’s general auditor reports to the Audit Committee of the Board; (vi) clarify the contract signing authority of senior officers; (vii) clarify senior officers’ authority to exercise voting rights arising from the Company’s interests in other companies; and (viii) remove certain duplicative provisions.  A copy of the amended sections of the bylaws, marked to show changes, is attached to this Form 8-K as Exhibit 3.1.  The foregoing summary is qualified in its entirety by reference to Exhibit 3.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

 (d)        Exhibits

 3.1         Amended Sections of the Restated Bylaws of the Company, as amended

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Stewart M. Landefeld Stewart M. Landefeld Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Sections of the Restated Bylaws of the Company, as amended